Consent of Independent Accountants

We consent to the inclusion in Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A (1933 Act File Number 33-8214) and Post effective Amendment No. 13 to the Registration Statement on Form N-1A (1933 Act File Number 10615) of Standish, Ayer & Wood Investment Trust: Standish Fixed Income Fund, Standish Fixed Income Fund II, Standish Short-Term Asset Reserve Fund, Standish Controlled Maturity Fund and Standish Securitized Fund of our reports dated February 20, 1997 and Standish Global Fixed Income Fund, Standish International Fixed Income Fund, Standish Equity Fund, Standish Small Capitalization Equity Fund and Standish Small Capitalization Fund II (the "Funds") of our reports dated February 25, 1997, on our audit of the financial statements and financial highlights of the Funds, which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1996, which are also included in the Registration Statements.

We also consent to the references to our Firm under the caption "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the caption "Experts and Financial Statements" in the Statements of Additional Information of the Registration Statements.

/s/Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 25, 1997